Exhibit 3.8

                         CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION OF

                           HOLLYWOOD PRODUCTIONS, INC.

         Under Section 242 of the Delaware Corporation Law:

     The   undersigned,   for  the  purpose  of  amending  the   Certificate  of
Incorporation of Hollywood Productions, Inc., does hereby certify and set forth:

         FIRST:

         The name of the Corporation is

                           HOLLYWOOD PRODUCTIONS, INC.

         SECOND:

     The Certificate of Incorporation was filed by the Department of State on December 1, 1995.

         THIRD:

     The amendment to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to change the name of the Corporation from Hollywood Productions, Inc. to Shopnet.COM, Inc.

     The Certificate of Incorporation of the Corporation is amended by changing "Article First," so that, as amended, said Article shall read as follows:

                  FIRST:   The name of the Corporation is

                                    SHOPNET.COM, INC.

         FOURTH:

         The amendment to the Certificate of Incorporation of the Corporation set forth above was adopted by majority consent of the shareholders at a special meeting held on the 10th day of May 1999.

         IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation have executed this Certificate of Amendment on this 10th day of May 1999.

                           HOLLYWOOD PRODUCTIONS, INC.


                           Harold Rashbaum, President

                           Robert DiMilia, Secretary